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                                                                   Exhibit 10.36


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                          1999 LONG TERM INCENTIVE PLAN

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                           RESTRICTED STOCK AGREEMENT
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                         DATE OF GRANT: JANUARY 31, 2001

                               W I T N E S S E T H:

         1. Grant of Restricted Stock. Pursuant to the provisions of the 1999 Long Term Incentive Plan (the "Plan"), R.J. Reynolds Tobacco Holdings, Inc. (the "Company") on the above date has granted, and this Restricted Stock Agreement (this "Agreement") evidences the grant to

                      FIRST NAME LAST NAME (the "Grantee")

subject to the terms and conditions which follow and the terms and conditions of the Plan, of a total of

                                REST STOCK shares

of Common Stock of the Company ("Common Stock"). A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used in this Agreement below shall have the meaning set forth in the Plan, unless otherwise indicated.

         2. Receipt and Delivery of Stock. The Grantee waives receipt from the Company of a certificate or certificates representing the shares of Common Stock granted hereunder, registered in the Grantee's name and bearing a legend evidencing the restrictions imposed on such shares of Common Stock by this Agreement. The Grantee acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by
Section 3 of this Agreement on the shares of Common Stock granted hereunder lapse. The Grantee acknowledges and agrees that, alternatively, the shares of Common Stock granted hereunder may be maintained in book-entry form with instructions from the Company to the Company's transfer agent that such shares shall remain restricted until the restrictions imposed by Section 3 of this Agreement on such shares lapse.

         3. Restrictions on Transfer of Stock. The shares of Common Stock granted hereunder may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to the earliest of:



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         (a)      the later of January 31, 2004 or the date the Annual Incentive
                  Award Plan ("AIAP") score for 2003 is determined (the "Normal Vesting Date"), for 100% of the shares;

         (b)      the date of the Grantee's death, for 100% of the shares;

         (c) the date of the Grantee's Permanent Disability (as defined in the Company's Long Term Disability Plan), for 100% of the shares;

         (d) the date of the Grantee's Retirement (as defined in this Section 3); or

         (e) the date of a Change of Control (as defined in the Plan), for 100% of the shares.

         For purposes of this Agreement, the term "Retirement" shall mean retirement at age 65 or over, or early retirement at age 55 or over with the approval of the Chief Executive Officer of the Company, which approval specifically states the number or percentage of shares (rounded to the nearest whole number of shares) with respect to which the restrictions referred to in this Section 3 will lapse.

         In the event of the Grantee's involuntary Termination of Employment without Cause (as such terms are defined in Section 5 of this Agreement), the restrictions imposed by this Section 3 will lapse with respect to that number of shares of Common Stock (rounded to the nearest whole number of shares) which is equal to the product of (i) the total number of shares of Common Stock granted to the Grantee under this Agreement and (ii) a fraction, the numerator of which is the number of whole or partial months between the Date of Grant and date of the Grantee's Termination of Employment, and the denominator of which is 36.

         At the time the restrictions imposed by this Section 3 shall lapse, the appropriate number of shares of Common Stock shall be delivered to the Grantee without a restrictive legend on any Common Stock certificate, or, if such shares are held in book-entry form, the Company's transfer agent shall be instructed to remove the restrictions on such shares.

         4. Forfeiture of Stock; Grant of Additional Stock. (a) For the shares of Common Stock granted hereunder to vest, the Company must pay to its stockholders a dividend of at least $0.775 per share in any quarter during the period commencing on January 1, 2001 and ending on December 31, 2003 (the "Threshold Requirement"), unless the Company's Board of Directors specifically approves the nonforfeiture of such shares upon the declaration of a quarterly dividend of less than $0.775 per share. In the event the Company fails to pay to its stockholders a dividend of at least $.0775


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per share per quarter for each of the twelve fiscal quarters commencing on
January 1, 2001 and ending on December 31, 2003 and the Company's Board of Directors does not approve the nonforfeiture of the shares of Common Stock granted hereunder, the Grantee shall forfeit all right, title and interest in and to the shares of Common Stock still subject to the restrictions set forth in
Section 3 of this Agreement and to any dividends to be paid thereafter on such shares.

         (b) On the Normal Vesting Date, if the Threshold Requirement is met or otherwise waived by the Company's Board of Directors, the original number of shares of Common Stock granted to the Grantee under this Agreement and still subject to the restrictions set forth in Section 3 of this Agreement (the "Original Number"), shall be multiplied by the average of the total weighted AIAP scores for the financial and market share components of the AIAP for each of 2001, 2002 and 2003 resulting in a "Revised Number." If the Revised Number is greater than the Original Number, the Company shall issue an additional number of shares of Common Stock to the Grantee equal to the difference between the Revised Number and the Original Number (rounded to the nearest whole number of shares) as soon as practicable after the Normal Vesting Date. If the Revised Number is less than the Original Number, the Grantee immediately shall forfeit all right, title and interest in and to that number of shares of Common Stock equal to the difference between the Original Number and the Revised Number (rounded to the nearest whole number of shares) and to any dividends to be paid thereafter on such shares.

         (c) Upon the Grantee's voluntary Termination of Employment or Termination of Employment for Cause (as such terms are defined in Section 5 of this Agreement), the Grantee shall forfeit all right, title and interest in and to the shares of Common Stock still subject to the restrictions set forth in
Section 3 of this Agreement and to any dividends to be paid thereafter on such shares.

         (d) Any shares of Common Stock granted hereunder and subsequently forfeited shall revert to the Company and shall not become transferable by the Grantee or anyone claiming through the Grantee. The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") or its agent shall act promptly to record forfeitures pursuant to this Section 4 on the stock transfer books of the Company.

         5. Termination of Employment. (a) For purposes of this Agreement, the term "Termination of Employment" shall mean termination from active employment with the Company or a subsidiary of the Company; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary).

         (b) For purposes of this Agreement, if the Grantee has an employment or severance agreement, employment shall be deemed to have been terminated for "Cause" only as such term is defined in the employment or severance agreement. For purposes of this Agreement, if the Grantee does not have an employment or severance agreement


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that defines the term "Cause," the Grantee's employment shall be deemed to have been terminated for "Cause" if the Termination of Employment results from the
Grantee's: (i) criminal conduct; (ii) deliberate and continual refusal to perform employment duties on substantially a full time basis; (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Grantee; or (iv) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Grantee that such conduct was in the best interests of the Company. A Termination of Employment shall not be deemed for Cause hereunder unless the senior human resources executive of the Company shall confirm that any such Termination of Employment is for Cause. Any voluntary Termination of Employment by the Grantee in anticipation of an involuntary Termination of Employment for Cause shall be deemed to be a Termination of Employment for Cause.

         6. Dividends. If the Grantee is a stockholder of record on any applicable record date, the Grantee shall receive any dividends on the shares of Common Stock granted hereunder when paid regardless of whether the restrictions imposed by Section 3 of this Agreement have lapsed.

         7. Voting. If the Grantee is a stockholder of record on any applicable record date, the Grantee shall have the right to vote the shares of Common Stock granted hereunder regardless of whether the restrictions imposed by Section 3 of this Agreement have lapsed.

         8. No Right to Employment. The execution and delivery of this Agreement and the granting of shares of Common Stock hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

         9. Registration. The shares of Common Stock granted hereunder may be offered and sold by the Grantee only if such shares are registered for resale under the Securities Act of 1933 (the "1933 Act"), as amended, or if an exemption from registration under such Act is available. The Company has no obligation to effect such registration. By executing this Agreement, the Grantee
(a) agrees not to offer or sell the shares of Common Stock granted hereunder unless and until such shares are registered for resale under the 1933 Act or an exemption from registration is available, (b) represents that the Grantee accepts such shares of Common Stock for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and (c) agrees that the Grantee or the Grantee's beneficiary, on request, will be obligated to repeat these representations in writing prior to any future delivery of such shares of Common Stock.


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         10. Change in Common Stock or Corporate Structure. In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, change in control, or similar event, the Compensation Committee shall make an appropriate adjustment to the number or kind of shares or other consideration covered by this Agreement and to the level of dividends required under Section 4(a) of this Agreement, and such other revisions to this Agreement as it deems are equitably required. Any adjustment or revision made by the Compensation Committee shall be final and binding on the Grantee, the Company and all other interested persons; provided, however, that the Compensation Committee may not make any such adjustments or revisions that are adverse to the Grantee without the Grantee's written consent.

         11. Application of Laws. The granting of shares of Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

         12. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company on the Date of Grant or the delivery of unrestricted shares of Common Stock hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the conversion to cash by the Company of a sufficient number of shares of Common Stock to satisfy the withholding prior to the delivery of unrestricted shares of Common Stock.

         13. Notices. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, R.J. Reynolds Tobacco Holdings, Inc., Post Office Box 2866, Winston-Salem, NC 27102-2866, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

         14. Administration and Interpretation. In consideration of the grant, the Grantee specifically agrees that the Compensation Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Compensation Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Compensation Committee may delegate its interpretive authority to an officer or officers of the Company.

         15. Amendment. This Agreement is subject to the Plan, a copy of which is attached. The Board of Directors may amend the Plan and the Compensation Committee may amend this Agreement at any time and in any way, except that any


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amendment of the Plan or this Agreement that would impair the Grantee's rights under this Agreement may not be made without the Grantee's written consent.

         16. GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this agreement as of the Date of Grant first above written.

                                           R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                           By:
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                                                     Authorized Signatory


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Grantee

Grantee's Taxpayer Identification Number:

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Grantee's Home Address:

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